NATIONS FUND TRUST

                        (A Massachusetts Business Trust)

                      CERTIFICATE: CLASSIFICATION OF SHARES

         The undersigned, Secretary of Nations Fund Trust (the "Trust"), hereby certifies that the Board of Trustees of the Trust duly adopted the following votes at a meeting held on February 2, 1994:

         WHEREAS, certain information has been provided to the Board of Trustees concerning the approach to marketing and distributing funds of the Trust and various methods generally available to investment companies to market and distribute their shares to investors; and

         WHEREAS, the Trust has received orders dated February 19, 1992 and March 23, 1993, from the Securities and Exchange Commission ("SEC") under
Section 6(c) of the Investment Company Act of 1940, as amended (the "1940 Act") granting an exemption from certain provisions of Sections 18(f)(1), 18(g) and 18(i) of the 1940 Act (the "Order" and the "Amended Order", respectively) which permit the implementation of a distribution structure based on the availability of multiple classes of shares offered to various selected investor groups; and

         WHEREAS, it has been recommended that the Trust amend its existing multi-class distribution structure to add an Investor B Shares class to the Trust's Nations Short-Term Municipal Income Fund, Nations Intermediate Municipal Bond Fund, Nations Florida Municipal Bond Fund, Nations Georgia Municipal Bond Fund, Nations Maryland Municipal Bond Fund, Nations North Carolina Municipal Bond Fund, Nations South Carolina Municipal Bond Fund, Nations Tennessee Intermediate Municipal Bond Fund, Nations Tennessee Municipal Bond Fund, Nations Texas Intermediate Municipal Bond Fund, Nations Texas Municipal Bond Fund and Nations Virginia Municipal Bond Fund (collectively, the "Investor B Funds"), which are to have the following characteristics:

                  (i) Investor B Shares of the Funds: to be offered to customers of certain financial institutions and broker-dealers that have entered into: (a) a Sales Support Agreement with the Trust's Distributor pursuant to a Rule 12b-1 Plan authorizing the payment of a distribution fee not to exceed 0.75% (on an annual basis) of the average daily net assets attributable to Investor B Shares of the Funds; and
                           (b) a Shareholder Servicing Agreement with the Trust authorizing payment of a shareholder servicing fee not to exceed 0.25% (on an annual basis) of the average daily net assets attributable to Investor B Shares of the Funds; and to be subject to a 1.00% contingent deferred sales charge on redemptions occurring within one year of purchase, subject to an automatic conversion feature into Investor A Shares for Investor B Shares that have been outstanding for more than five years; and to be subject to certain retail transfer agency fees;

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         WHEREAS, in deciding whether to amend the multi-class distribution structure described above with respect to the Investor B Funds, the Trustees have considered the interests of each Investor B Fund and the prospective shareholders of Investor B Shares of such Funds;

         NOW THEREFORE BE IT:

         VOTED, that the amendment to the multi-class distribution structure described above with respect to the Investor B Funds be, and the same hereby is, determined to be in the best interests of each Investor B Fund and its prospective shareholders and that such amendment be, and the same hereby is, approved; provided, however, that the implementation and operation of the multi-class distribution structure with respect to the Investor B Funds shall be consistent in all material respects with the Order and the Amended Order; and

         FURTHER VOTED, that pursuant to Section 5.1 of the Trust's Declaration of Trust, an unlimited number of authorized, unissued shares be, and they hereby are, allocated to each of the Investor B Funds and divided into and classified as a separate class or classes of each Investor B Fund as follows:

                  (ii)     Nations Intermediate Municipal Bond Fund -- Investor B Shares;

                  (iii)    Nations Short-Term Municipal Income Fund -- Investor B Shares;

                  (iv)     Nations Florida Municipal Bond Fund -- Investor B Shares;

                  (v)      Nations Georgia Municipal Bond Fund -- Investor B Shares;

                  (vi)     Nations Maryland Municipal Bond Fund -- Investor B Shares;

                  (vii)    Nations North Carolina Municipal Bond Fund -- Investor B Shares;

                  (viii)   Nations South Carolina Municipal Bond Fund -- Investor B Shares;

                  (ix)     Nations Tennessee Intermediate Municipal Bond Fund -- Investor B
                           Shares;

                  (x)      Nations Tennessee Municipal Bond Fund -- Investor B Shares;

                  (xi)     Nations Texas Intermediate Municipal Bond Fund -- Investor B Shares;

                  (xii)    Nations Texas Municipal Bond Fund -- Investor B Shares; and

                  (xiii)   Nations Virginia Municipal Bond Fund -- Investor B Shares; and


         FURTHER VOTED, that consideration received by the Trust for the issue or sale of any class of an Investor B Fund's Shares (individually a "Class" and collectively the "Classes") shall be invested and reinvested with the consideration received by the Trust for the issue and sale of all of such Fund's other Classes, together with all income, earnings, profits and proceeds thereof, including the proceeds derived from the sale, exchange or liquidation thereof, any funds or

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payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Trust allocated to a particular Investor B Fund by the Board of Trustees in accordance with the Trust's Declaration of Trust, and each share of any Class of an Investor B Fund (individually, a "Share" and collectively, the "Shares") shall share equally with each Share of all the Classes of a Fund in such consideration and other assets, income, earnings, profits and proceeds thereof; and

         FURTHER VOTED, that each Share of each Class of an Investor B Fund shall be charged equally with each Share of all the Classes of such Fund with the expenses and liabilities of the Trust that are general expenses and liabilities applicable to all Shares of the Trust or are expenses and liabilities applicable only to such Investor B Fund's Shares, except that:

                  (i) Expenses related to Investor A Shares' Rule 12b-1 Plan attributable to Investor A Shares shall be charged only to such Investor A Shares;

                  (ii) Expenses related to Investor B Shares' Rule 12b-1 Plan and/or Shareholder Servicing Plan attributable to Investor B Shares shall be charged only to such Investor B Shares;

                  (iii) Expenses related to Investor C Shares' Rule 12b-1 Plan and/or Shareholder Servicing Plan attributable to Investor C Shares shall be charged only to such Investor C Shares;

                  (iv) Expenses related to Trust B Shares' Shareholder Services Plan attributable to Trust B Shares shall be charged only to such Trust B Shares;

                  (v) Retail transfer agency fees attributable to Investor A, Investor B and Investor C Shares (collectively, the "Investor Shares") shall be charged only to such Investor A, Investor B and Investor C Shares, respectively; and

                  (vi) Transfer agency fees attributable to Trust A and Trust B Shares (collectively, the "Trust Shares") shall be charged only to such Trust A and Trust B Shares, respectively; and

         FURTHER VOTED, that, subject to the Order and the Amended Order, the Trustees of the Trust reserve the right to allocate certain of the following expenses attributable to an Investor B Fund's particular Class ("Class Expenses") on a basis other than on the relative net asset values of all Classes of such Fund: (i) transfer agent fees identified by the transfer agent as being attributable to a specific Class of Shares; (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, notices, prospectuses, reports and proxies to current shareholders of a specific Class of Shares or to regulatory agencies with respect to a specific Class of Shares; (iii) blue sky registration or qualification fees incurred by a Class of Shares; (iv) SEC registration fees incurred by a Class of Shares; (v) the expense of administrative and personnel services (including, without limitation, those of a portfolio accountant, custodian or dividend paying agent charged with calculating net asset values or

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determining or paying dividends) as required to support the shareholders of a specific Class of Shares; (vi) different levels of Rule 12b-1 and/or non-Rule 12b-1 fees and expenses incurred by a Class of Shares; (vii) litigation or other legal expenses relating solely to one Class of Shares; (viii) Trustees' fees incurred as a result of issues relating to a particular Class of Shares; and
(ix) independent accountants' fees relating solely to a particular Class of Shares; and

         FURTHER VOTED, that each Class of an Investor B Fund's Shares shall otherwise have the same preferences, conversion, and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption as each other Class of Shares of such Fund except that:

                  (i) as otherwise expressly required by law, or when the Trustees determine that the matter to be voted upon affects only the interest of the shareholders of a particular Class or particular Fund, only Shares of that Class or Fund will be allowed to vote on that matter; and

                  (ii) only holders of a class of Investor Shares will be entitled to vote on a matter submitted to shareholder vote with respect to their respective Rule 12b-1 Plans applicable to each such class of Investor Shares, except as noted in (iii) below; and

                  (iii) Investor B Shares of the Trust's Investor B Funds shall be convertible into Investor A Shares on such basis and at such time as shall be described in the Trust's prospectus relating to the offer and sale of such Investor B Shares, and in connection with such conversion feature, any increase in an Investor B Fund's Rule 12b-1 fee applicable to such Fund's Investor A Shares will be approved by a majority (as defined in the 1940 Act) of that Fund's Investor A and Investor B Shareholders, each voting separately as a class, prior to the Fund's implementation of such Rule 12b-1 fee increase; and

         FURTHER VOTED, that the appropriate Officers of the Trust be, and each of them hereby is, authorized to take all such actions as and when the officers taking such action, in consultation with the Trust's counsel, deems necessary or appropriate to effect implementation of the amendment to the multi-class distribution structure including, but not limited to executing, sealing, delivering and filing a Certificate and/or Amendment to the Declaration of Trust, and any and all other documents, instruments, papers and writings; and

         FURTHER VOTED, that the Officers of the Trust be, and each hereby is, authorized and directed to do any and all such lawful acts as he or she may deem necessary or appropriate to perform and carry out the preceding votes, such determination to be conclusively evidenced by such acts.

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         The foregoing votes remain in full force and effect as of the date hereof.

Dated:  February  7, 1994

                                                     /s/ Richard H. Blank, Jr.
                                                     ---------------------------
                                                     Richard H. Blank, Jr.
                                                     Secretary

Subscribed and sworn to before
me this 7th day of February, 1994



         /s/ Karen Ward
         ---------------
Name:    Karen Ward
         Notary Public
Commission Expires: 3-23-95


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